UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 20, 2017

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously reported, on December 18, 2015, Oklahoma Gas and Electric Company ("OG&E") filed an application with the Oklahoma Corporation Commission ("OCC") requesting an annual rate increase of $92.5 million and a 10.25 percent return on equity to begin recovering $1.6 billion of electrical infrastructure additions since OG&E's last general rate case in 2012. The hearing on the merits for OG&E's rate case application was heard by an administrative law judge ("ALJ") and concluded in May 2016.

On July 1, 2016 OG&E implemented an annual interim rate increase of $69.5 million which is subject to refund of any amount recovered in excess of the rates ultimately approved by the OCC in the rate case. On December 8, 2016, the ALJ issued a report and recommendations in the case, which included a return on equity of 9.87 percent and which OG&E believed would result in an annual revenue increase of $43.6 million.

On March 20, 2017, the OCC held hearings and issued a Final Order. The Final Order is expected to result in an annual net increase of approximately $8.9 million in OG&E’s rates to its Oklahoma retail customers. Although the Final Order adopted certain of the recommendation set forth in the ALJ Report, it differs in certain key respects.

The primary adjustments to the ALJ Report are as follows:

•	OG&E’s Oklahoma retail authorized rate of return on equity will be 9.5 percent;

•	Depreciation expense is reduced by approximately $28.6 million from the ALJ Report or $36.4 million from current rates on an annual basis;

•	Recovery of only fifty percent of short-term incentive compensation and no recovery of long-term incentive compensation;

•	Recovery of OG&E’s requested vegetation management expense; and

•	Recovery of production tax credits expiring in 2017 and air quality control systems consumable costs through the fuel adjustment clause.

As a result of the Final Order, OG&E will refund to its ratepayers any excess amounts that it had collected in interim rates, subject to refund.

Based on the OCC rate order, OG&E expects to be at the lower end of the 2017 earnings guidance range of $316 million to $340 million, assuming normal weather patterns for the remainder of the year.

A copy of the press release announcing the Final Order is attached as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibit

Exhibit Number	Description

99.01
Press release dated March 20, 2017, announcing OG&E's response to the Oklahoma rate case order. (Filed as Exhibit 99.01 to OGE Energy's Form 8-K filed March 23, 2017 (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

March 23, 2017